Exhibit 99.4

Magnolia Oil & Gas Operating LLC

Unaudited Pro Forma Condensed Combined Financial Information

On July 20, 2026, Magnolia Oil & Gas Operating LLC (“Magnolia” or the “Company”), announced that it had entered into a Purchase and Sale Agreement (the “Agreement” and the transactions contemplated thereby, the “Transaction”) with privately held WildFire Energy I LLC, pursuant to which the Company agreed to acquire 100% of the issued and outstanding limited liability company interests of WildFire Intermediate Holdings LLC (“WildFire”). WildFire is a Houston-based independent exploration and production company focused on the acquisition, development, and production of oil and natural gas properties in the East Texas Eagle Ford, operating over 1,600 net wells across approximately 690,000 net acres in East Texas. The Transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including obtaining the requisite shareholder and regulatory approvals.

Total consideration, estimated as of July 6, 2026, was approximately $4.1 billion, subject to customary closing and post-closing adjustments. As of July 19, 2026, and subject to certain adjustments set forth in the Agreement, total consideration consists of 32.2 million shares of Magnolia common stock, par value $0.0001 per share (“Class A Common Stock”), and $2.7 billion in cash paid to WildFire, as well as the assumption of $600 million of WildFire’s outstanding 7.500% Senior Notes due 2029. The cash consideration paid to WildFire consists of (i) $100.0 million of cash on hand, (ii) $970.0 million from Class A Common Stock offering (the “Equity Offering”), (iii) $1.1 billion drawn under Magnolia’s revolving credit facility (the “RBL Facility Financing”) and (iv) $500.0 million from the issuance of new 7% senior notes (“Notes Offering”, and together with the Equity Offering and the RBL Facility Financing, the “Financings”).

The acquisition of WildFire has been assumed to be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”).  The assets acquired and liabilities assumed will be recorded at their respective fair values as of the closing date. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Magnolia’s historical condensed consolidated financial information.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 gives effect to the Transaction, together with the Financings, as if it had been completed on March 31, 2026. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2026 and the Year Ended December 31, 2025 gives effect to the Transaction as if it had been completed on January 1, 2025. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Magnolia.

These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

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The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Magnolia would have been had the Transaction occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Magnolia’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Transaction and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of Magnolia contained in Magnolia’s Annual Reports on Form 10-K for the years ended December 31, 2025 and 2024;

•	The unaudited consolidated financial statements and accompanying condensed notes contained in Magnolia’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026;

•	The audited consolidated financial statements and related notes of WildFire for the years ended December 31, 2025 and 2024, which are included elsewhere in this filing; and

•	The unaudited consolidated financial statements and related notes of WildFire for the quarterly period ended March 31, 2026, which are included elsewhere in this filing.

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Magnolia Oil & Gas Operating, LLC

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

			Transaction Accounting Adjustments
	Historical		Conforming and		WildFire		Debt		Pro Forma
	Magnolia	WildFire	Reclassifications		Acquisition		Financing		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124,372	$13,192	$—		$1,000,000	(g)	$500,000	(i)	$18,194
					(2,650,000)	(g)	1,080,000	(i)
					(30,000)	(g)	(19,370)	(i)
Trade receivables	160,767	—	161,052	(a)	(2,629)	(k)	—		319,190
Account receivable, net	—	163,430	(163,430)	(a)	—		—		—
Joint interest receivables	32,064	—	2,378	(a)	—		—		34,442
Income tax receivable	1,325	—	—		—		—		1,325
Inventory	—	6,228	(6,228)	(a)	—		—		—
Short-term derivative instruments	—	4,624	—		—		—		4,624
Debt issuance costs	—	7,219	—		(7,219)	(f)	—		—
Prepaid and other current assets	—	6,038	(6,038)	(a)	—		—		—
Other current assets	1,135	—	6,038	(a)	—		—		13,401
			6,228	(a)
Total current assets	319,663	200,731	—		(1,689,848)		1,560,630		391,176
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties	5,232,344	—	11,030	(a)	(11,030)	(b)	—		9,464,160
			4,471,156	(a)	(4,471,156)	(b)
			—		4,123,525	(c)
			—		108,291	(d)
Unproved oil and natural gas properties	—	11,030	(11,030)	(a)	—		—		—
Proved oil and natural gas properties	—	4,471,156	(4,471,156)	(a)	—		—		—
Other property and equipment	—	92,952	(92,952)	(a)	—		—		—
Other	21,267	—	92,952	(a)	53,183	(j)	—		118,136
					(49,266)	(b)
Accumulated depreciation, depletion and impairment	—	(2,025,697)	2,025,697	(a)	—		—		—
Accumulated depreciation, depletion and amortization	(2,667,132)	—	(2,025,697)	(a)	2,025,697	(b)	—		(2,667,132)
Total property, plant and equipment, net	2,586,479	2,549,441	—		1,779,244		—		6,915,164
OTHER ASSETS
Debt issuance cost	—	14,221	—		(14,221)	(f)	—		—
Long-term derivative instruments	—	1,485	—		—		—		1,485
Right of use lease assets	—	5,812	(5,812)	(a)	—		—		—
Other long-term assets	38,336	152	5,812	(a)	—		11,870	(i)	56,170
TOTAL ASSETS	$2,944,478	$2,771,842	$—		$75,175		$1,572,500		$7,363,995
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$156,497	$18,650	$102,627	(a)	$(2,629)	(k)	$—		$275,145
Accrued liabilities	—	82,140	(82,140)	(a)	—		—		—
Revenues and royalties payable	—	102,627	(102,627)	(a)	—		—		—
Short-term derivative instruments	—	134,568	—		—		—		134,568
Asset retirement obligations	—	4,462	(4,462)	(a)	—		—		—
Current portion of long-term debt	—	41,941	—		(41,941)	(h)	—		—
Income tax payable	—	954	(954)	(a)	—		—		—
Other current liabilities	134,033	2,460	82,140	(a)	71,000	(e)	—		295,049
			954	(a)
			4,462	(a)
Total current liabilities	290,530	387,802	—		26,430		—		704,762
LONG-TERM LIABILITIES
Long-term debt, net	393,442	708,162	—		(118,000)	(h)	500,000	(i)	2,565,942
					9,838	(f)	1,080,000	(i)
					—		(7,500)	(i)
Long-term derivative instruments	—	11,135	—		—		—		11,135
Asset retirement obligations, net of current	187,471	124,715	—		(20,886)	(d)	—		291,300
Deferred tax liabilities	18,525	—	5,972	(a)	—		—		24,497
Deferred income tax	—	5,972	(5,972)	(a)	—		—		—
Operating lease liability	—	7,452	(7,452)	(a)	—		—		—
Other long-term liabilities	18,629	—	7,452	(a)	—		—		26,081
Total long-term liabilities	618,067	857,436	—		(129,048)		1,572,500		2,918,955
EQUITY
Unit holder contributions	—	751,574	—		(751,574)	(b)	—		—
Class A Common Stock	24	—	—		7	(g)	—		31
Additional paid-in capital	1,962,082	—	—		1,805,390	(g)	—		3,737,472
					(30,000)	(g)
Treasury stock, at cost	(960,737)	—	—		—		—		(960,737)
Retained earnings	1,036,099	775,030	—		(743,752)	(b)	—		965,099
					(71,000)	(e)
					(7,219)	(f)
					(14,221)	(f)
					(9,838)	(f)
Accumulated other comprehensive loss	(1,587)	—	—		—		—		(1,587)
Total equity	2,035,881	1,526,604	—		177,793		—		3,740,278
TOTAL LIABILITIES AND EQUITY	$2,944,478	$2,771,842	$—		$75,175		$1,572,500		$7,363,995

See Accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements.

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Magnolia Oil & Gas Operating, LLC

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Three Months Ended March 31, 2026

			Transaction Accounting Adjustments
	Historical		Conforming and		WildFire		Debt		Pro Forma
	Magnolia	WildFire	Reclassifications		Acquisition		Financing		Combined
REVENUES
Oil revenues	$257,329	$249,068	$—		$—		$—		$506,397
Natural gas revenues	51,800	6,893	—		—		—		58,693
Natural gas liquids revenues	49,382	9,031	—		—		—		58,413
Other operating revenues	—	11,859	—		(4,461)	(g)	—		7,398
Total revenues	358,511	276,851	—		(4,461)		—		630,901
OPERATING EXPENSES
Lease operating expense	47,751	28,823	—		—		—		76,574
Gathering, transportation and processing	18,207	108	—		—		—		18,315
Taxes other than income	16,387	19,859	—		—		—		36,246
Exploration expenses	1,742	3	—		—		—		1,745
Asset retirement obligations accretion	1,857	—	2,345	(a)	(721)	(b)	—		3,481
Depreciation, depletion and amortization	113,359	—	68,675	(a)	4,391	(b)	—		186,425
Depreciation, depletion, amortization and accretion	—	71,020	(71,020)	(a)	—		—		—
General and administrative expenses	31,444	7,551	—		—		—		38,995
Other operating expenses	—	6,477	—		—		—		6,477
Total operating expenses	230,747	133,841	—		3,670		—		368,258

OPERATING INCOME	127,764	143,010	—		(8,131)		—		262,643

OTHER EXPENSE
Interest expense, net	(6,004)	(18,190)	—		6,940	(h)	(18,900)	(c)	(46,023)
							(8,750)	(c)
							(1,119)	(c)
Other income (expense), net	(36)	94	—		—		—		58
Gain (loss) on derivative instruments	—	(273,036)	—		—		—		(273,036)
Total other expense, net	(6,040)	(291,132)	—		6,940		(28,769)		(319,001)

INCOME (LOSS) BEFORE INCOME TAXES	121,724	(148,122)	—		(1,191)		(28,769)		(56,358)
Income tax expense (benefit)	20,888	(1,155)	—		(250)	(d)	(6,041)	(d)	13,442
NET INCOME (LOSS)	100,836	(146,967)	—		(941)		(22,728)		(69,800)
Less: Net income attributable to noncontrolling interest	1,011	—	—		—		—		1,011
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	99,825	(146,967)	—		(941)		(22,728)		(70,811)

NET INCOME (LOSS) PER SHARE OF CLASS A COMMON STOCK
Basic	$0.54						$(0.82)	(e)	$(0.28)
Diluted	$0.54						$(0.82)	(e)	$(0.28)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	183,267						75,681	(e)	258,948
Diluted	183,279						75,669	(e)	258,948

See Accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements.

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Magnolia Oil & Gas Operating, LLC

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2025

			Transaction Accounting Adjustments
	Historical		Conforming and		WildFire		Debt		Pro Forma
	Magnolia	WildFire	Reclassifications		Acquisition		Financing		Combined
REVENUES
Oil revenues	$918,027	$795,358	$—		$—		$—		$1,713,385
Natural gas revenues	190,252	30,018	—		—		—		220,270
Natural gas liquids revenues	203,566	39,564	—		—		—		243,130
Other operating revenues	—	33,187	—		(10,901)	(g)	—		22,286
Total revenues	1,311,845	898,127	—		(10,901)		—		2,199,071
OPERATING EXPENSES
Lease operating expense	186,559	119,245	—		—		—		305,804
Gathering, transportation and processing	67,096	303	—		—		—		67,399
Taxes other than income	76,452	70,501	—		—		—		146,953
Exploration expenses	962	6,061	—		—		—		7,023
Asset retirement obligations accretion	6,800	—	8,331	(a)	(1,784)	(b)	—		13,347
Depreciation, depletion and amortization	437,757	—	267,032	(a)	4,919	(b)	—		709,708
Depreciation, depletion, amortization and accretion	—	275,363	(275,363)	(a)	—		—		—
General and administrative expenses	97,038	29,088	—		—		—		126,126
Transaction costs	—	102	—		71,000	(f)	—		71,102
Other operating expenses	—	15,506	—		—		—		15,506
Total operating expenses	872,664	516,169	—		74,135		—		1,462,968

OPERATING INCOME	439,181	381,958	—		(85,036)		—		736,103

OTHER INCOME (EXPENSE)
Interest expense, net	(21,617)	(82,700)	—		37,700	(h)	(75,600)	(c)	(181,702)
							(35,000)	(c)
							(4,485)	(c)
Other income (expense), net	(153)	287	—		—		—		134
Gain on derivative instruments	—	166,816	—		—		—		166,816
Total other income (expense), net	(21,770)	84,403	—		37,700		(115,085)		(14,752)

INCOME BEFORE INCOME TAXES	417,411	466,361	—		(47,336)		(115,085)		721,351
Income tax expense	80,132	3,959	—		(9,941)	(d)	(24,168)	(d)	49,982
NET INCOME	337,279	462,402	—		(37,395)		(90,917)		671,369
Less: Net income attributable to noncontrolling interest	12,027	—	—		—		—		12,027
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	325,252	462,402	—		(37,395)		(90,917)		659,342

NET INCOME PER SHARE OF CLASS A COMMON STOCK
Basic	$1.73						$0.77	(e)	$2.50
Diluted	$1.73						$0.77	(e)	$2.50
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	185,581						75,681	(e)	261,262
Diluted	185,593						75,681	(e)	261,274

See Accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements.

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Magnolia Oil & Gas Operating LLC

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Magnolia and the historical consolidated financial statements of WildFire. The Transaction has been assumed to be accounted for as a business combination in accordance with ASC 805.  The assets acquired and liabilities assumed are estimated at their respective fair values as of March 31, 2026. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2026 and the Year Ended December 31, 2025 were prepared assuming the Transaction occurred on January 1, 2025. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 was prepared as if the Transaction had occurred March 31, 2026. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Magnolia would have been had the Transaction occurred on the dates noted above, nor are they indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations. In Magnolia’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

2.	Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price is based upon management’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2026 using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and is therefore incomplete, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. The purchase price allocation will be finalized after closing has occurred, post-close adjustments are determined, and the final valuation of assets acquired and liabilities assumed has been completed.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:

•	Changes in the value of Common Shares of Magnolia up to the close date, which could significantly change the preliminary amount of consideration transferred used in these unaudited pro forma condensed combined financial statements;

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•	Changes to Magnolia’s assessment as to whether, under ASC 805, the acquisition of the Transaction represents a business combination or asset acquisition, along with changes in estimated direct transaction costs, which could significantly change the preliminary allocation of value to assets acquired and liabilities assumed in these unaudited pro forma condensed combined financial statements;

•	Changes in the identified oil and gas properties, specifically related to unevaluated properties not being depleted, which could significantly change the amount of pro forma depletion expense used in these unaudited pro forma condensed combined financial statements; and

•	Changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors, which could significantly change the preliminary values assigned to the assets acquired in these unaudited pro forma condensed combined financial statements.

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The estimated consideration transferred and the fair value of assets acquired and liabilities assumed by Magnolia, as of March 31, 2026, are as follows (in thousands, except shares):

Consideration:
Cash Consideration	$2,650,000

Shares of Magnolia Class A Common Stock to be issued	32,203,000
Magnolia Class A Common Stock price at July 6, 2026	$25.01
Common Stock consideration	$805,397

Total consideration	$3,455,397

Fair value of assets acquired:
Cash and cash equivalents	$13,192
Trade receivables	158,423
Joint interest receivables	2,378
Derivative instruments	6,109
Other current assets	12,266
Oil and natural gas properties	4,231,816
Other	96,869
Other long-term assets	5,964
Amounts attributable to assets acquired	$4,527,017

Fair value of liabilities assumed:
Accounts payable	$118,648
Derivative instruments	145,703
Other current liabilities	85,554
Asset retirement obligations	108,291
Long-term debt, net	600,000
Deferred tax liabilities	5,972
Other long-term liabilities	7,452
Amounts attributable to liabilities assumed	$1,071,620

Total identifiable net assets	$3,455,397

Magnolia believes that up to a 30 percent fluctuation in the market price of its Class A Common Stock is reasonably possible based upon historical price fluctuations. The following table shows the effect of changes in Magnolia’s Class A Common Stock price and the resulting impact on total consideration (in thousands):

Change in Price of Magnolia Common Shares	Magnolia Common Share Price	Estimated Total Consideration
Increase of 20%	$30.01	$3,616,412
Increase of 30%	$32.51	$3,696,920
Decrease of 20%	$20.01	$3,294,382
Decrease of 30%	$17.51	$3,213,875

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

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3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Magnolia. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Magnolia believes provide a reasonable basis for presenting the significant effects of the Transaction. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026:

(a)	Adjustments necessary to reclassify various assets and liabilities to conform to the presentation of Magnolia.

a.	Current assets: Reclassifications of (i) accounts receivable of $163.4 million to trade receivables of $161.1 million and joint interest receivables of $2.4 million, and (ii) $6.0 million of prepaid expenses and $6.2 million of inventory to other current assets.

b.	Property, plant and equipment: Reclassification of (i) $11.0 million of unproved oil and gas properties and $4.5 billion of proved oil and gas properties to oil and natural gas properties, (ii) $2.0 billion of accumulated depreciation, depletion and impairment to accumulated depreciation, depletion and amortization, and (iii) $93.0 million of other property and equipment to other.

c.	Long-term assets: Reclassification of $5.8 million of right of use lease assets to other long-term assets.

d.	Current liabilities: Reclassification of $102.6 million of revenue and royalties payable to accounts payable, and reclassification of (i) $82.1 million of accrued liabilities, (ii) $4.5 million of asset retirement obligations and (iii) 1.0 million of income tax payable to other current liabilities.

e.	Long-term liabilities: Reclassification of (i) $6.0 million of deferred income tax to deferred tax liabilities and (ii) $7.5 million of operating lease liability to other long-term liabilities.

(b)	Adjustments necessary to remove the historical book basis of proved oil and natural gas properties, unproved oil and natural gas properties, accumulated depreciation, depletion, and impairment, the gross value of WildFire's pipeline that was included in the estimated fair value of oil and natural gas properties, as well as the historical book basis of unit holders’ equity of WildFire.

(c)	Adjustments necessary to reflect the estimated fair value of proved and unproved oil and natural gas properties. The fair value of proved oil and natural gas properties was estimated using a discounted cash flow approach and strip oil and natural gas prices as of July 6, 2026.

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(d)	Adjustments necessary to reflect the estimated fair value of asset retirement obligations assumed as of March 31, 2026. The fair value measurements of asset retirement obligations was based on assumptions consistent with Magnolia, the acquirer.

(e)	Adjustment necessary to reflect estimated direct costs for the acquisition of WildFire expected to be incurred subsequent to March 31, 2026. These estimated direct costs will be incurred during the latter part of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as though incurred and payable at March 31, 2026.

(f)	The outstanding debt of WildFire includes $31.3 million of unamortized debt issuance costs, which will be written off by Magnolia and is shown as a charge against retained earnings.

(g)	Adjustment necessary to reflect the issuance to WildFire of 32,203,000 Class A Common Shares of Magnolia, based on the July 6, 2026 closing price of Magnolia of $25.01 per Common Share, or $805.4 million. The Company also expects to receive approximately $970.0 million in net proceeds, after deducting approximately $30.0 million of underwriting discounts, commissions and offering expenses from a Class A Common Stock equity offering of approximately 43,478,261 Common Shares at $23.00, as part of the acquisition. Total cash consideration payable to WildFire is $2.7 billion, reconciled as follows (in thousands).

Source	Amount
Cash on hand	$100,000
Class A share equity offering	970,000
Borrowings under revolver	1,080,000
Issuance of 7% senior notes	500,000
Total cash consideration	$2,650,000

(h)	Adjustment necessary to reflect (i) previously recorded acquisition deferred payments of WildFire that will not be transferred over to the buyer as part of the transaction, and (ii) WildFire's $118.0 million revolver that will be paid off by WildFire prior to closing.

(i)	Adjustment necessary to reflect (i) the issuance $500.0 million of 7% senior notes and (ii) $1.1 billion draw on the Company’s 7% revolver to help fund the acquisition. As part of the debt financing, the Company had debt issuance costs of $11.9 million and $7.5 million related to the revolver draw and the 7% senior notes, respectively.

(j)	Adjustment to reflect the estimated fair value of the sand pit acquired from WildFire. The estimated fair value was determined using a valuation methodology based on a multiple of projected future earnings.

(k)	Adjustment necessary to reflect the removal of sand accounts receivable on the books of WildFire as they relate to sand sales made to Magnolia.

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Unaudited Pro Forma Condensed Consolidated Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2026 and the Year Ended December 31, 2025:

(a)	Adjustments necessary to reclassify various income and expenses to conform to the presentation of Magnolia.

a.	March 31, 2026

i.	Operating Expenses: Reclassification of $71.0 million of depreciation, depletion, amortization and accretion of which $2.3 million was reclassed to asset retirement obligation accretion and $68.7 million was reclassed to depreciation, depletion and amortization.

b.	December 31, 2025

i.	Operating Expenses: Reclassification of $275.4 million of depreciation, depletion, amortization and accretion of which $8.3 million was reclassed to asset retirement obligation accretion and $267.0 million was reclassed to depreciation, depletion and amortization.

(b)	Adjustments necessary to reflect depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the acquisition of WildFire. The depletion adjustment was calculated using the unit-of-production method under the successful efforts method of accounting.

(c)	Adjustment necessary to reflect (i) the addition of estimated interest expense in the period presented with respect to the incremental revolver borrowings of $1.1 billion and the new $500.0 million 7% Senior Notes, and (ii) the amortization of debt issuance costs associated with the incremental revolver borrowing and the new 7% Senior Notes. The interest rate utilized on the revolver borrowings was 7.0% per annum. A one-eighth point change in interest rates as of March 31, 2026 would change variable rate interest expense by $0.3 million and $1.4 million, respectively, for the three months ended March 31, 2026 and year-ended December 31, 2025.

(d)	Adjustment necessary to reflect estimated income taxes from the operations of WildFire. Income taxes were estimated by applying the statutory rate of 21.0% to the transaction accounting adjustments.

(e)	The following table reconciles historical and pro forma basic and diluted earnings per share for the period indicated:

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	For the Three Months Ended March 31, 2026		For the Year Ended December 31, 2025
(in thousands, except per share data)	Historical	Pro Forma	Historical	Pro Forma
Basic:
Net income (loss) attributable to Class A Common Stock	$99,825	$(70,811)	$325,252	$659,342
Less: Dividends and net income allocated to participating securities	1,678	657	4,457	6,763
Net income (loss), net of participating securities	$98,147	$(71,468)	$320,795	$652,579
Weighted average number of common shares outstanding during the period - basic	183,267	258,948	185,581	261,262
Net income (loss) per share of Class A Common Stock - basic	$0.54	$(0.28)	$1.73	$2.50

Diluted:
Net income (loss) attributable to Class A Common Stock	$99,825	$(70,811)	$325,252	$659,342
Less: Dividends and net income allocated to participating securities	1,678	657	4,457	6,763
Net income (loss), net of participating securities	$98,147	$(71,468)	$320,795	$652,579
Weighted average number of common shares outstanding during the period - basic	183,267	258,948	185,581	261,262
Add: Dilutive effect stock based compensation and other	12	—	12	12
Weighted average number of common shares outstanding during the period - diluted	183,279	258,948	185,593	261,274
Net income (loss) per share of Class A Common Stock - diluted	$0.54	$(0.28)	$1.73	$2.50

(f)	Adjustment necessary to reflect estimated direct costs expected to be incurred subsequent to March 31, 2026 for the acquisition of WildFire. These estimated direct costs will be incurred during the latter part of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as though incurred for the year ended December 31, 2025.

(g)	Adjustment necessary to eliminate WildFire sand sales made to Magnolia at March 31, 2026 and December 31, 2025 of $4.5 million and $10.9 million, respectively.

(h)	Adjustment necessary to reflect the removal of interest associated with WildFire's $118.0 million revolver that was paid off by WildFire prior to closing.

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4.	Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2025 for Magnolia and WildFire. The reserve information of Magnolia has been prepared by Miller and Lents, independent petroleum engineers. WildFire reserve information has been prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Transaction taken place on January 1, 2025, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both Magnolia and WildFire, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12-months for oil and natural gas for the year ended December 31, 2025.

We anticipate WildFire’s total proved undeveloped reserves to be updated due to the timing associated with Magnolia’s current development plan, which will result in WildFire’s proved undeveloped reserves being reduced to reflect a one-year development plan. The combined company will re-evaluate WildFire’s reserves subsequent to the transaction.

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ESTIMATED OIL AND NATURAL GAS RESERVES

	As of December 31, 2025
	Magnolia	WildFire	Pro Forma Combined
Natural Gas (Bcf)
Balance December 31, 2024	336.8	174.3	511.1
Revisions of previous estimates	46.0	(6.9)	39.1
Purchases of reserves in place	5.9	0.2	6.1
Extensions	84.3	52.1	136.4
Production	(68.9)	(14.3)	(83.2)
Balance December 31, 2025	404.1	205.4	609.5
Natural Gas Liquids (MMBbls)
Balance December 31, 2024	58.3	34.7	93.0
Revisions of previous estimates	0.1	(1.3)	(1.2)
Purchases of reserves in place	0.9	—	0.9
Extensions	14.1	9.7	23.8
Production	(10.4)	(2.6)	(13.0)
Balance December 31, 2025	63.0	40.5	103.5
Crude Oil (MMBbls)
Balance December 31, 2024	77.2	190.9	268.1
Revisions of previous estimates	(0.9)	(14.0)	(14.9)
Purchases of reserves in place	1.2	0.1	1.3
Extensions	16.8	31.8	48.6
Production	(14.5)	(12.4)	(26.9)
Balance December 31, 2025	79.8	196.4	276.2
Total (MMboe)
Balance December 31, 2024	191.7	254.6	446.3
Revisions of previous estimates	6.9	(16.5)	(9.6)
Purchases of reserves in place	3.1	0.2	3.3
Extensions	44.9	50.3	95.2
Production	(36.4)	(17.4)	(53.8)
Balance December 31, 2025	210.2	271.2	481.4

ESTIMATED OIL AND NATURAL GAS RESERVES

	As of December 31, 2025
	Magnolia	WildFire	Pro Forma Combined
Proved Developed Reserves:
Crude Oil (MMBbls)	64.6	100.3	164.9
Natural Gas (Bcf)	317.3	109.0	426.3
Natural Gas Liquids (MMBbls)	49.1	21.3	70.4
Total (MMboe)	166.6	139.8	306.4
Proved Undeveloped Reserves:
Crude Oil (MMBbls)	15.2	96.1	111.3
Natural Gas (Bcf)	86.8	96.4	183.2
Natural Gas Liquids (MMBbls)	13.9	19.2	33.1
Total (MMboe)	43.6	131.4	175.0

The following table presents the Standardized Measure of Discounted Future Net Cash Flows (as defined by FASB Accounting Standards Codification 932) relating to the proved crude oil and natural gas reserves of Magnolia and of WildFire on a pro forma combined basis as of December 31, 2025. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Magnolia’s crude oil and natural gas reserves or the crude oil and natural gas reserves attributable to WildFire (in thousands).

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STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS

	As of December 31, 2025
	Magnolia	WildFire	Pro Forma Combined
Future cash inflows	$7,408,319	$14,187,714	$21,596,033
Future production costs	(2,632,470)	(4,244,624)	(6,877,094)
Future development costs	(372,764)	(2,040,812)	(2,413,576)
Future income tax expenses	(688,729)	(74,486)	(763,215)
Future net cash flows	3,714,356	7,827,792	11,542,148
10% discount to reflect timing of cash flows	(1,195,826)	(3,759,423)	(4,955,249)
Standardized measure of discounted future net cash flows	$2,518,530	$4,068,369	$6,586,899

The reserve estimates presented above were derived from the historical reserve information of Magnolia and WildFire included in this registration statement. Future development timing, development expenditures, operating costs, reservoir performance as well as commodity prices will affect the reserve volumes attributable to the combined company, which will likely result in material revisions to total proved developed and undeveloped reserves. For example, we anticipate the WildFires’ total proved undeveloped reserves to be updated due to the timing associated with Magnolia’s current development plan, which will result in WildFire’s proved undeveloped reserves being reduced to reflect a one-year development plan. The combined company will re-evaluate these reserves subsequent to the transaction.

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Magnolia and WildFire on a pro forma combined basis for the year ending December 31, 2025 (in thousands):

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

	For the Year Ended December 31, 2025
	Magnolia	WildFire	Pro Forma Combined
Standardized measure of discounted future net cash flows, beginning of period	$2,581,807	$4,619,717	$7,201,524
Sales of oil, natural gas, and NGLs produced during the period, net of production costs	(981,738)	(675,158)	(1,656,896)
Purchases of reserves in place	37,491	8,478	45,969
Extensions	692,547	568,645	1,261,192
Changes in estimated future development costs	(7,667)	473,677	466,010
Net change in prices and production costs	(614,037)	(959,978)	(1,574,015)
Previously estimated development costs incurred during the period	221,064	(186,202)	34,862
Revisions in quantity estimates	129,520	(324,325)	(194,805)
Accretion of discount	307,682	466,101	773,783
Net change in income taxes	19,090	2,101	21,191
Net change in timing of production and other	132,771	75,313	208,084
Standardized measure of discounted future net cash flows, end of period	$2,518,530	$4,068,369	$6,586,899

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